EXHIBIT 99.1

FOR IMMEDIATE RELEASE:  December 10, 2019

Aspen Group Reports Record Revenue of $12.1 Million in the Second Quarter Fiscal Year 2020, Accelerating to 49% Growth Year-over-Year

Net Loss Improves to ($0.6) Million as All Three Business Units Deliver Profitability on a Net Income Basis

Company EBITDA Positive (a non-GAAP financial measure), Delivering $0.5 Million or 4% margin

NEW YORK, NY –December 10, 2019 - Aspen Group, Inc. (Nasdaq: ASPU)( “the Company or AGI”), an education technology holding company, today announced financial results for its 2020 fiscal second quarter ended October 31, 2019.

Second Quarter and Year-to-Date Fiscal Year 2020 Summary

	Three months ended			Six months ended
($ in millions)	October 31, 2019	October 31, 2018	% Change B/(W)	October 31, 2019	October 31, 2018	% Change B/(W)
Revenue	$12.1	$8.1	49%	$22.4	$15.3	47%
GAAP Gross profit	$7.6	$4.1	87%	$13.4	$7.4	81%
GAAP Gross margin (%)	63%	50%	1,300 bps	60%	48%	1,200 bps
Operating Income (Loss)	($0.3)	($2.5)	87%	($2.0)	($5.3)	63%
Net Income (Loss)	($0.6)	($2.5)	74%	($2.7)	($5.3)	49%
Cash Used in Operations	($0.3)	($2.1)	84%	($2.0)	($5.5)	63%
EBITDA (Loss)*	$0.5	($1.9)	>100%	$(0.5)	($4.2)	88%
Adjusted EBITDA (Loss)*	$1.4	($1.3)	>100%	$1.3	($3.1)	>100%

Second Quarter Performance Highlights

•

Revenue accelerated to 49% growth, while marketing expenses declined by 11% year-over-year, driving a gross margin improvement of 1,300 basis points or 63%

•

Focused marketing expenditure resulted in record enrollment growth in highest lifetime value (LTV) degree programs

•

Bookings rose 92% to $31.3 million lifting average revenue per enrollment (ARPU) by 35% to $14,125

•

Aspen University Online and Pre-Licensure BSN units, as well as United States University, all delivered net income due to improved operating efficiencies and lower enrollment costs

•

Cash used in operations declined $1.8 million or 84% year-over-year to $0.3 million

Michael Mathews, Chairman and CEO of AGI, commented, “Our strong momentum in Fiscal 2020 accelerated during the second quarter with revenue increasing 49% year-over-year, while operating expense increased only 22% year-over-year due to diligent expense management and improved operating leverage. This resulted in a significant reduction in our net loss and generated positive EBITDA in the quarter. By targeting our marketing spend on degree programs with the highest lifetime value (LTV), we had record bookings in the quarter increasing by 92%, as well as record average revenue per enrollment or ARPU increasing by 35%. This is the first quarter since acquiring United States University in December 2017 and launching our Pre-Licensure BSN nursing program in July 2018 that all three business units, Aspen University Online and Pre-Licensure BSN, as well as United States University, produced net income in the quarter. We remain committed to our goals of sustainable long-term growth, improving profitability of our universities and improvement in cash flow from operations. Given the strong performance in the first half of fiscal year 2020, we now expect annual revenue growth to meet or exceed 41% for the full fiscal year. Our improving financial performance will continue to support our Pre-Licensure BSN expansion strategy, an important long-term growth and profitability catalyst for the Company.”

*See “Non-GAAP Financial Measures” at page 3.

Fiscal 2020 Second Quarter Financial and Operational Results (versus Fiscal 2019 Second Quarter):

•

New student enrollments increased 42% to quarterly record of 2,217

o

Aspen University (AU) new student enrollments increased 41% to 1,823

o

United States University (USU) new student enrollments increased 45% to 394

•

Weighted average cost of enrollment declined 25% driven by reduced lead costs and higher conversion rates

•

Bookings increased 92% to $31.3 million due to strong growth in highest LTV degree programs

•

Average revenue per enrollment (ARPU) increased 35% over the prior year to $14,125

•

Total student enrollment grew 35% over the prior year to 10,718

•

Total nursing student body increased to 8,904 from 6,206 students, or 83% versus 78% of total student enrollment

AGI delivered 2,217 new student enrollments for the second fiscal quarter ended October 31, 2019 (Q2 2020), a 42% increase year-over-year. Aspen University accounted for 1,823 new student enrollments (including 190 Doctoral enrollments and 437 Pre-licensure BSN AZ campus enrollments). United States University (“USU”) accounted for 394 new student enrollments (primarily MSN-Family Nurse Practitioner (“FNP”) enrollments). Enrollment growth at Aspen University was highlighted by the Doctoral unit, which increased by 43% year-over-year, and the Pre-Licensure BSN unit, which increased 58% on a sequential basis. The sequential acceleration of growth in the Pre-Licensure BSN unit is a result of a full quarter of enrollments across both campuses that are now open in Phoenix, AZ.

Below is a comparison of enrollments and bookings** from Q2 2020 to the quarter ended October 31, 2018 (Q2 2019).  The Company’s total enrollments rose 42% year-over-year, while bookings increased 92% year-over-year to $31.3 million from $16.3 million. This translates to a 35% increase in average revenue per user (ARPU)** year-over-year, from $10,434 to $14,125, driven by the Company’s focused marketing spending on the highest LTV degree programs during the quarter.

	Lifetime Value (LTV)	Q2'2019	Q2'2019	Q2'2020	Q2'2020	% Change
	Per Enrollment	Bookings**	Enrollments	Bookings**	Enrollments	Bookings
AU Online (Nursing + Other) Unit	$7,350	$8,114,400	1,104	$8,790,600	1,196	8%
AU (Doctoral) Unit	$12,600	$1,675,800	133	$2,394,000	190	43%
AU (Pre-Licensure BSN) Unit	$30,000	$1,710,000	57	$13,110,000	437	666%
USU (FNP + Other) Unit	$17,820	$4,829,220	271	$7,021,080	394	45%
Total		$16,329,420	1,565	$31,315,680	2,217
ARPU		$10,434		$14,125

**“Bookings” are defined by multiplying LTV by new student enrollments for each operating unit. “Average Revenue Per

User or (ARPU)” is defined by dividing total bookings by total enrollments.

AGI’s overall active student body (including both Aspen University and USU) grew 35% year-over-year from 7,950 to 10,718 students as of October 31, 2019, and students seeking nursing degrees were 8,904 or 83% of total students at both universities.

Aspen University’s total active degree-seeking student body grew 27% year-over-year from 7,107 to 9,016. Aspen’s School of Nursing grew 34% year-over-year, from 5,466 to 7,299 active students, which includes 1,051 active students in the BSN Pre-Licensure program in Phoenix, AZ. Specifically, Aspen’s BSN Pre-Licensure program active student body grew sequentially by 57%, from 670 to 1,051 students, as a result of now having two campuses open in Phoenix, AZ. Aspen University students paying tuition and fees through a monthly payment method grew by 17% year-over-year, from 5,074 to 5,927. Those 5,927 students paying through a monthly payment method represent 66% of Aspen University’s total active student body.

USU’s total active student body grew year-over-year from 843 to 1,702, or 102%, and up sequentially by 14%. USU’s MSN-FNP active student body grew sequentially from 1,294 to 1,463 for an increase of 13%. USU’s MSN-FNP program now represents 86% of USU’s active student body. USU students paying tuition and fees through a monthly payment method grew to 1,101 students representing 65% of USU’s total active student body in Q2 2020.

Revenues increased 49% to $12,085,965 for the fiscal quarter ended October 31, 2019 as compared to $8,095,344 in Q2 2019. USU accounted for approximately 27% and Aspen University’s Pre-Licensure BSN program accounted for approximately 12% of overall Company revenues.

Gross profit increased to $7,638,195 or 63% gross margin for Q2 2020 versus $4,083,951 or 50% gross margin in Q2 2019. Aspen University gross profit represented 65% of Aspen University revenues for Q2 2020, while USU gross profit equaled 67% of USU revenues for Q2 2020. Aspen University instructional costs and services represented 16% of Aspen University revenues for Q2 2020, while USU instructional costs and services equaled 23% of USU revenues for Q2 2020. Aspen University marketing and promotional costs represented 16% of Aspen University revenues for Q2 2020, while USU marketing and promotional costs equaled 11% of USU revenues for Q2 2020.

Net loss applicable to shareholders was ($638,168) or diluted net loss per share of ($0.03). Aspen University generated $1.8 million of net income for Q2 2020, and USU generated $151,359 of net income in Q2 2020. AGI corporate incurred $2.6 million of expenses for Q2 2020.

EBITDA, a non-GAAP financial measure, was $460,919 or 4% as compared to an EBITDA loss of ($1,899,814) or (23%) in Q2 2019. Adjusted EBITDA, a non-GAAP financial measure, was $1,360,808 or 11% as compared to an Adjusted EBITDA loss of ($1,304,543) or (16%) in Q2 2019.

Aspen University generated EBITDA of $2.1 million or 24% margin and Adjusted EBITDA of $2.6 million or 26% margin for Q2 2020. Note that Aspen’s pre-licensure BSN program accounted for $537,983 of the $2.1 million EBITDA generated at Aspen University, operating at an EBITDA margin of 35% -- becoming the highest margin unit of the Company. USU generated EBITDA of $455,391 or 14% margin and $519,818 of Adjusted EBITDA or 16% margin Q2 2020. AGI corporate contributed $1.7 million of expenses toward the $1,360,808 Adjusted EBITDA result for Q2 2020.

The Company used cash of $0.3 million in operations in Q2 2020, as compared to using $2.1 million in Q2 2019, an improvement of 84% year-over-year.

Conference Call:

Aspen Group, Inc. will host a conference call to discuss its fiscal year 2020 second quarter financial results and business outlook on Tuesday, December 10th, 2019, at 4:30 p.m. (ET).   Aspen will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (international), passcode 3788764. Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.aspen.edu. There will also be a seven day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 or (404) 537-3406 (international), passcode 3788764.

Non-GAAP – Financial Measures:

This press release includes both financial measures in accordance with the Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA and EBITDA, each of which are non-GAAP financial measures. We believe that both management and shareholders benefit from referring to these non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.  Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

AGI defines Adjusted EBITDA as earnings (or loss) from continuing operations before the items in the table below. It is important to note that there were zero non-recurring charges for the fiscal quarter ended October 31, 2019 compared to $118,872 in the fiscal quarter ended October 31, 2018. Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

The following table presents a reconciliation of net loss allocable to common shareholders to Adjusted EBITDA:

	Quarter Ended October 31,
	2019	2018
Net loss	$(638,168)	$(2,475,078)
Interest expense, net of interest income	426,694	41,922
Taxes	44,168	9,276
Depreciation & amortization	628,225	524,067
EBITDA (loss)	460,919	(1,899,813)
Bad debt expense	407,759	171,084
Non-recurring charges	—	118,872
Stock-based compensation	492,130	305,315
Adjusted EBITDA (Loss)	$1,360,808	$(1,304,542)

About Aspen Group, Inc.:

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 our annual revenue growth, Pre-Licensure BSN expansion, and forecasted LTV and bookings. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the continued high demand for nurses, the continued effectiveness of our marketing efforts, unanticipated delays in opening new campuses, failure to continue to obtain enrollments at low acquisition costs and keeping instructional costs down, potential student attrition and national and local economic factors. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2019 and Form 10-Q for the three months ended July 31, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact:

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	October 31, 2019	April 30, 2019
	(Unaudited)
Assets
Current assets:
Cash	$6,472,417	$9,519,352
Restricted cash	454,288	448,400
Accounts receivable, net of allowance of $1,892,318 and $1,247,031, respectively	12,813,517	10,656,470
Prepaid expenses	788,929	410,745
Other receivables	312	2,145
Other current assets	172,507	—
Total current assets	20,701,970	21,037,112

Property and equipment:
Call center equipment	270,010	193,774
Computer and office equipment	345,241	327,621
Furniture and fixtures	1,484,930	1,381,271
Software	5,178,944	4,314,198
	7,279,125	6,216,864
Less accumulated depreciation and amortization	(2,296,365)	(1,825,524)
Total property and equipment, net	4,982,760	4,391,340
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,991,667	8,541,667
Courseware, net	135,446	161,930
Accounts receivable, secured - net of allowance of $625,963 and $625,963, respectively	45,329	45,329
Long term contractual accounts receivable	5,490,733	3,085,243
Debt issue cost, net	250,569	300,824
Right of use lease asset	7,953,283	—
Deposits and other assets	324,950	629,626

Total assets	$52,888,139	$43,204,503

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	October 31, 2019	April 30, 2019
	(Unaudited)
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,187,748	$1,699,221
Accrued expenses	739,661	651,418
Deferred revenue	5,509,861	2,456,865
Refunds due students	1,902,211	1,174,501
Deferred rent, current portion	—	47,436
Convertible note payable	50,000	50,000
Senior secured loan payable, net of discount of $218,030 at October 31, 2019	9,781,970	—
Operating lease obligations, current portion	1,509,429	—
Other current liabilities	28,605	270,786
Total current liabilities	20,709,485	6,350,227

Senior secured loan payable, net of discount of $353,328 at April 30, 2019	—	9,646,672
Operating lease obligations	6,443,854	—
Deferred rent	767,710	746,176
Total liabilities	27,921,049	16,743,075

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized,
0 issued and outstanding at October 31, 2019 and April 30, 2019	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized
19,142,316 issued and 19,125,649 outstanding at October 31, 2019
18,665,551 issued and 18,648,884 outstanding at April 30, 2019	19,142	18,666
Additional paid-in capital	69,781,363	68,562,727
Treasury stock (16,667 shares)	(70,000)	(70,000)
Accumulated deficit	(44,763,415)	(42,049,965)
Total stockholders’ equity	24,967,090	26,461,428

Total liabilities and stockholders’ equity	$52,888,139	$43,204,503

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2019	2018	2019	2018
Revenues	$12,085,965	$8,095,344	$22,443,947	$15,316,649

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	4,188,056	3,835,515	8,541,114	7,587,907
General and administrative	7,601,459	6,210,411	14,638,609	12,034,543
Depreciation and amortization	628,225	524,067	1,234,799	1,022,172
Total operating expenses	12,417,740	10,569,993	24,414,522	20,644,622

Operating loss	(331,775)	(2,474,649)	(1,970,575)	(5,327,973)

Other income (expense)
Other income	132,567	41,493	155,369	97,894
Interest expense	(428,960)	(41,922)	(852,649)	(82,275)
Total other income/(expense), net	(296,393)	(429)	(697,280)	15,619

Loss before income taxes	(628,168)	(2,475,078)	(2,667,855)	(5,312,354)

Income tax expense	10,000	—	45,595	—

Net loss	$(638,168)	$(2,475,078)	$(2,713,450)	$(5,312,354)

Net loss per share allocable to common stockholders - basic and diluted	$(0.03)	$(0.13)	$(0.14)	$(0.29)

Weighted average number of common stock outstanding - basic and diluted	18,985,371	18,335,413	18,859,344	18,326,621

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Three Months Ended October 31, 2019 and 2018

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at July 31, 2019	18,913,527	$18,914	$69,146,123	$(70,000)	$(44,125,247)	$24,969,790

Stock-based compensation	—	—	391,067	—	—	391,067
Common stock issued for cashless stock options exercised	80,313	80	(80)	—	—	—
Common stock issued for stock options exercised for cash	90,950	90	192,432	—	—	192,522
Common stock issued for cashless warrant exercise	57,526	58	(58)	—	—	—
Amortization of warrant based cost	—	—	9,125	—	—	9,125
Amortization of restricted stock issued for services	—	—	42,754	—	—	42,754
Net loss	—	—	—	—	(638,168)	(638,168)
Balance at October 31, 2019	19,142,316	$19,142	$69,781,363	$(70,000)	$(44,763,415)	$24,967,090

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at July 31, 2018	18,341,440	$18,341	$66,744,959	$(70,000)	$(35,609,024)	$31,084,276

Stock-based compensation	—	—	305,315	—	—	305,315
Common stock issued for cashless stock options exercised	25,534	26	(26)	—	—	—
Common stock issued for stock options exercised for cash	24,118	24	52,261	—	—	52,285
Net loss	—	—	—	—	(2,475,078)	(2,475,078)
Balance at October 31, 2018	18,391,092	$18,391	$67,102,509	$(70,000)	$(38,084,102)	$28,966,798

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (CONTINUED)

Six Months Ended October 31, 2019 and 2018

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2019	18,665,551	$18,666	$68,562,727	$(70,000)	$(42,049,965)	$26,461,428

Stock-based compensation	—	—	889,484	—	—	889,484
Common stock issued for cashless stock options exercised	182,207	182	(182)	—	—	—
Common stock issued for stock options exercised for cash	112,826	113	237,600	—	—	237,713
Common stock issued for cashless warrant exercise	76,929	77	(77)	—	—	—
Amortization of warrant based cost	—	—	18,565	—	—	18,565
Amortization of restricted stock issued for services	—	—	73,350	—	—	73,350
Restricted Stock Issued for Services, subject to vesting	104,803	104	(104)	—	—	—
Net loss	—	—	—	—	(2,713,450)	(2,713,450)
Balance at October 31, 2019	19,142,316	$19,142	$69,781,363	$(70,000)	$(44,763,415)	$24,967,090

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2018	18,333,521	$18,334	$66,557,005	$(70,000)	$(32,771,748)	$33,733,591

Stock-based compensation	—	—	515,291	—	—	515,291
Common stock issued for cashless stock options exercised	30,764	31	(31)	—	—	—
Common stock issued for stock options exercised for cash	26,807	26	60,076	—	—	60,102
Purchase of treasury stock, net of broker fees	—	—	—	(7,370,000)	—	(7,370,000)
Re-sale of treasury stock, net of broker fees	—	—	—	7,370,000	—	7,370,000
Fees associated with equity raise	—	—	(29,832)	—	—	(29,832)
Net loss	—	—	—	—	(5,312,354)	(5,312,354)
Balance at October 31, 2018	18,391,092	$18,391	$67,102,509	$(70,000)	$(38,084,102)	$28,966,798

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended October 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(2,713,450)	$(5,312,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	648,658	292,889
Depreciation and amortization	1,234,799	1,022,172
Stock-based compensation	889,484	515,291
Warrants issued for services	18,565	—
Loss on asset disposition	3,918	—
Amortization of debt discounts	135,298	—
Amortization of debt issue costs	50,255	—
Amortization of prepaid shares for services	—	8,285
Non-cash payments to investor relations firm	73,350	—
Changes in operating assets and liabilities:
Accounts receivable	(5,211,195)	(4,028,143)
Prepaid expenses	(378,184)	(238,951)
Other receivables	1,833	179,196
Other current assets	(172,507)	—
Other assets	304,676	(20,846)
Accounts payable	(511,473)	(601,225)
Accrued expenses	88,243	72,737
Deferred rent	(25,902)	453,880
Refunds due students	727,710	366,098
Deferred revenue	3,052,996	1,631,170
Other liabilities	(242,181)	172,378
Net cash used in operating activities	(2,025,107)	(5,487,423)

Cash flows from investing activities:
Purchases of courseware and accreditation	(9,575)	(85,821)
Purchases of property and equipment	(1,244,078)	(1,345,777)
Net cash used in investing activities	(1,253,653)	(1,431,598)

Cash flows from financing activities:
Disbursements for equity offering costs	—	(29,832)
Proceeds of stock options exercised and warrants exercised	237,713	60,102
Purchase of treasury stock, net of broker fees	—	(7,370,000)
Re-sale of treasury stock, net of broker fees	—	7,370,000
Net cash provided by financing activities	237,713	30,270

Net (decrease) in cash and cash equivalents	(3,041,047)	(6,888,751)
Cash, restricted cash, and cash equivalents at beginning of period	9,967,752	14,803,065
Cash and cash equivalents at end of period	$6,926,705	$7,914,314

Supplemental disclosure cash flow information
Cash paid for interest	$652,121	$—
Cash paid for income taxes	$49,595	$—

Supplemental disclosure of non-cash investing and financing activities
Common stock issued for services	$178,447	$—
Right-of-use lease asset offset against operating lease obligations	$7,469,167	$—

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

The following table provides a reconciliation of cash and restricted cash reported within the unaudited consolidated balance sheets that sum to the same such amounts shown in the unaudited consolidated statements of cash flows:

	Six Months Ended October 31,
	2019	2018
Cash	$6,472,417	$7,723,808
Restricted cash	454,288	190,506
Total cash and restricted cash	$6,926,705	$7,914,314